CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.
1680 MICHIGAN AVENUE
SUITE 700
MIAMI BEACH, FL 33139

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02809-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

The Board of Directors recommends you vote FOR the following:

	Proposal	For	Against	Abstain
1.	to approve Chicago Atlantic Real Estate Finance, Inc.'s ("REFI") election (the "BDC Election") to be regulated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"), by filing a Form N-54A with the U.S. Securities and Exchange Commission (the "SEC") (such proposal, the "BDC Election Proposal").	☐	☐	☐
2.	to approve a new 1940 Act compliant investment advisory agreement by and between REFI and Chicago Atlantic BDC Advisers, LLC, a Delaware limited liability company ("LIEN Adviser") (such proposal, the "New BDC Advisory Agreement Proposal").	☐	☐	☐
3.	to adopt the Agreement and Plan of Merger, dated as of June 17, 2026, by and among REFI, Chicago Atlantic BDC, Inc., a Maryland Corporation, LIEN Adviser (for the limited purposes set forth therein), and Chicago Atlantic REIT Manager, LLC, a Delaware limited liability company (for the limited purposes set forth therein) (such proposal, the "Merger Proposal").	☐	☐	☐
4.	to approve the adjournment of the special meeting of REFI's shareholders, from time to time, if necessary or appropriate, including (a) to permit the filing and SEC acceptance of the BDC Election and REFI's board of director's (the "REFI Board") consideration and adoption of the approvals required to be made by the REFI Board pursuant to Rule 17a-8 of the 1940 Act prior to the vote on the Merger Proposal, and (b) to solicit additional proxies if there are insufficient votes to approve the BDC Election Proposal, the New BDC Advisory Agreement Proposal or the Merger Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

T02810-TBD

Chicago Atlantic Real Estate Finance, Inc.
Special Meeting of Stockholders
[ ], 2026 at [ ], Central Time

The stockholder(s) hereby appoint(s) Mr. Peter Sack and Mr. John Mazarakis, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Chicago Atlantic Real Estate Finance, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ], Central Time, on [ ], 2026, at 420 N. Wabash Avenue, Suite 500, Chicago, IL 60611, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made with respect to any particular proposal, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side